Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in this Registration Statement on Form S-8 of Hypertension Diagnostics, Inc. of our report dated August 19, 2005, which appears on page 37 of the Registrant’s annual report on Form 10-KSB for the year ended June 30, 2005.
/s/ VIRCHOW, KRAUSE & COMPANY, LLP
Minneapolis, Minnesota
August 22, 2006